Exhibit 4.4.1

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                 AMENDMENT NO. 1
                                       TO
                                     WARRANT
                                     -------

Company:                                 SOUTHHAMPTON ENTERPRISES CORP.
                                         a British Columbia (Canada) corporation

Originally Issued as of: May 7, 1997

     FOR VALUE RECEIVED, the adequacy and receipt of which is hereby acknowledged, SOUTHHAMPTON ENTERPRISES CORP., a British Columbia (Canada) corporation, hereby certifies to IMPERIAL BANCORP, a California bank holding company, and its successors and assigns, that the Warrant originally issued as of the date set forth above shall be amended as set forth herein.

     1. Incorporation. All references to Southhampton Enterprises Corp. as a Nevada corporation are hereby amended to reflect that Southhampton Enterprises Corp. is a British Columbia (Canada) corporation.

     2. Definitions. Capitalized terms not otherwise defined shall have the meanings set forth in the Warrant.

     3. Number of Shares. The number of shares of Common Stock initially issuable under the Warrant shall be 6,753,247, which amount shall be subject to adjustment as provided in the Warrant.

     4. Other Amendments. The Warrant shall be amended follows:

     (a) The phrases "first round of common equity financing after the date hereof" and "first round of preferred stock, Convertible Securities or options or rights to purchase Common Stock after the date hereof" as used in the definition of "Exercise Price," shall be deemed to exclude the issuance of the Common Stock, preferred stock, Convertible Securities, options and other rights described in Schedule 1.

     (b) The defined term "Warrant(s)" shall be deleted and replaced with the following:

          "Warrant(s)" means this Warrant, any amendments to this Warrant, and any warrants issued in exchange or replacement of this Warrant or upon the transfer hereof.

     (c) Section 6 is hereby amended by the inclusion of a new Section 6(j) which provides as follows:

          (j) The Cruttenden Warrant. Concurrent with the issuance of this Warrant, the Company has also issued a warrant to The Cruttenden Roth Bridge Fund, LLC, to purchase 10.0% of the Company's Common Stock on a fully diluted basis (the "Cruttenden Warrant"). It is the intent of the Company that the Exercise Price shall never be greater than the per share exercise price determined under the Cruttenden Warrant. Accordingly, notwithstanding anything to the contrary contained in this Warrant, the Exercise Price of this Warrant shall be equal to the lesser of i) the Exercise Price as determined under the terms of this Warrant (not taking into account this Section 6(j)); and ii) the per share exercise price determined under the terms of the Cruttenden Warrant in effect at the time the Bank desires to exercise this Warrant.

     5. Miscellaneous Provisions.

     (a) Except as amended by this Amendment No. 1 to Warrant, the terms and conditions of the Warrant shall remain in full force and effect.

     (b) The covenants and agreements of this Amendment No. 1 to Warrant shall bind the heirs, assigns and successors of the Company.

     (c) This Amendment No. 1 to Warrant shall be deemed to have been made in the State of California, and the validity of this Amendment No. 1 to Warrant, the construction, interpretation, and enforcement thereof and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

     (d) The headings in this Amendment No. 1 to Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to Warrant to be signed by its duly authorized officers effective as of May 7, 1997.

                                          SOUTHHAMPTON ENTERPRISES CORP.,
                                          a British Columbia (Canada)corporation

                                                By: /S/ L. Steven Haynes
                                                     L. Steven Haynes, President

AGREED AND ACCEPTED:

IMPERIAL BANCORP,
  a California bank holding company

By: illegible
   Its: Vice President